UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 11, 2006 (August 7,  2006)

ADERA MINES LIMITED
(Exact name of registrant as specified in charter)

Nevada	333-121764	98-0427221
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

20710 Lassen Street
Chatsworth, California 91311
(Address of Principal Executive Offices)

(818) 341-9200
(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward Looking Statements

This Form 8-K and other reports filed by Registrant from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain or may contain forward looking statements and information that are based upon beliefs of, and information currently available to, Registrant’s management as well as estimates and assumptions made by Registrant’s management. When used in the filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to Registrant or Registrant’s management identify forward looking statements. Such statements reflect the current view of Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors (including the risks contained in the section of this report entitled “Risk Factors”) relating to Registrant’s industry, Registrant’s operations and results of operations and any businesses that may be acquired by Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although Registrant believes that the expectations reflected in the forward looking statements are reasonable, Registrant cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, Registrant does not intend to update any of the forward-looking statements to conform these statements to actual results. The following discussion should be read in conjunction with Registrant’s pro forma financial statements and the related notes that will be filed herein.

Item 1.01 Entry into a Material Definitive Agreement.

On July 31, 2006, Adera Mines Limited (the “Registrant”) executed a Securities Purchase Agreement (“SPA”) by and among the Registrant on the one hand, and a group of accredited investors (collectively the “Investors”) on the other hand. Under the SPA, on the Closing Date, the Registrant issued 17,420,000 shares of its common stock and 8,710,000 warrants to purchase shares of its common stock at an exercise price of $0.30 per share for total consideration of $4,355,000 (the “Purchase”). The investors paid $0.25 for one share of common stock and one half of a warrant. The closing of this transaction (the “SPA Closing”) occurred on August 7, 2006 (the “Closing Date”).

As more fully described in Item 2.01 below, concurrent with the SPA Closing, the Registrant purchased all of outstanding stock of Chatsworth Data Corporation (“CDC” or “Target”) pursuant to a Purchase Agreement (the “Purchase Agreement”) by and between Registrant on one hand and Target’s shareholders on the other hand for approximately Four Million Dollars ($4,000,000) cash, the issuance of Two Hundred Fifty Thousand (250,000) shares valued at approximately $60,000 and issuance of a note in the face amount of Two Million Dollars ($2,000,000). The funds used by Registrant to close the Purchase Agreement were received from the Investors upon the SPA Closing. The SPA Closing and the closing of the Purchase Agreement shall be referred to collectively as the “Purchase.”

Item 2.01 Acquisition or Disposition of Assets-

Prior to the transaction, the Registrant was an exploration stage corporation searching for mineral reserves. Since inception, this business has generated no revenue. From and after the Closing Date, the Registrant’s operations will now consist of the operations of Target. The mineral reserve ownership was transferred to shareholders of Registrant prior to the SPA Closing.

In this report, when we use phrases such as "we," "our," "company," "us," we are referring to Registrant and Target as a combined entity.

DESCRIPTION OF BUSINESS
Company Overview

Registrant-Registrant was incorporated in the State of Nevada on December 30, 2003 and until the Purchase was an exploration stage corporation. An exploration stage corporation is one engaged in the search for mineral deposits (reserves) which are not in either the development or production stage.

Target-Prior to the Closing, Chatsworth Data Corporation was privately owned. It was acquired from Republic Corporation in 1971 by five Republic managers, four of whom managed the Company until the Closing. CDC corporate headquarters are in Chatsworth, California, thirty miles northwest of downtown Los Angeles. Its primary business has been the development and manufacture of optical mark readers. Over one hundred thousand readers and one hundred ten thousand optic head assemblies have been sold worldwide by CDC. The optical mark readers have been traditionally sold into four vertical market sectors: education, gaming and lottery, health care, and vote tabulation. The corporation also manufactures impact recording devices and cable testers. CDC prides itself on customer service; its engineering and design staff is able to understand client’s technical problems and offer ready solutions to those problems. A customer hotline was installed over fifteen years ago to enable field problems to be handled quickly, efficiently and effectively. New products are designed and brought to market quickly in response to customer demand.

Industry Overview

Today's information technology systems have made incredible computing power available. This capability, combined with our voracious appetite for feedback and current business intelligence, has led to increased demand for data capture systems. Optical readers are the cost effective technology of choice to capture massive amounts of original data where network access is not readily available. Demand for data capture is found in the classroom, in the polling booth, in lotteries and gaming, and in businesses which solicit survey information to help guide their day to day decisions, such as healthcare, trade shows, market research, shipping, office visit intake questionnaires, or anywhere you may find a kiosk.

Rapid capture and delivery of economical data is essential to today’s business world. The industry is expanding both in the more mature U.S. market and in the third world where the demand is just beginning. As the number of formats of data to be captured increases, we expect that the market for high throughput capture devices will also expand. CDC’s existing and planned products are designed to meet current and future data capture demand.

Product Offerings and Applications

We provide economical and reliable products that deliver top quality data capture solutions, i.e., “Smaller, Faster, Better.” Reader technology costs less and delivers superior results to other data technologies.

Optical Mark Readers (“OMR”)

Our primary business has been the development and manufacturing of optical mark readers We have been developing and manufacturing optical mark readers since 1971. Over one hundred thousand readers and one hundred ten thousand optic head assemblies have been sold, primarily in the educational and gaming markets. In the gaming markets the readers have been used as an input device to read bet slips and receipts for lotteries, races, and sports betting throughout the world. The company supplies diverse markets such as: Education, Government, Surveys, Dating Services, Manufacturing, Lottery and Vote Tabulations. Our readers are known for being small and compact yet they still feature the advance design associated with units priced higher than our products. Our models include the OMR 1102, OMR 2000, OMR 9002, ACP 100, ACP 2100, ACP 2116, ACP 2200, ACP 2600 and custom OMR’s.

Impact Recorders

Impact recorders and readers are sold by our Impact-O-Graph division and are used to detect movement during the shipment of sensitive equipment such as jet aircraft engines, Space shuttle engines and pumps, power transformers and turbines, electronic systems, nuclear fuel cells, and military missiles. In many cases, CDC’s impact recorders and readers are mandated by insurance companies to monitor shipments to determine fault and liability when necessary. CDC’s impact recorders and readers are also used in damage prevention programs incorporating impact, attitude and temperature sensors and data recorders for the material handling, packaging and transportation industries. Markets for products are expanding with increased economic development in China, India and other areas of Asia and the Far East.

 Cable Testing

Our Cablemaster division manufactures cable and harness test systems for military and aerospace applications. Our instruments measures continuity, insulation resistance and dielectric strength in cables and harnesses quickly, accurately and economically. Applications include testing cable harnesses, connectors and bulk cable for aerospace vehicles including the space shuttle and international space station. Our testers are also used to test long harness for torpedoes, guided missiles, automotive high voltage harnesses, and communication bulk multi-conductor cable reels up to 26,000 feet in length.

Commercial Markets

Optical Mark Readers (“OMR”)

The optical mark reader market is a multi-billion dollar market. In the education field alone, according to the U.S. Department of Education National Center for Education Statistics, there are currently 123,385 K-12 public, private and Catholic schools in the United States that contain 3,642,795 classrooms. NCS Pearson projects that demand will result in one OMR being purchased for each classroom in the U.S. market. The U.S. Census Bureau estimates 57,000,000 students currently attend K-12 with an average classroom size of roughly 16 students. CDC estimates that the international market is at least as large as the U.S. market. The estimated size of the annual domestic K-12 education market available to CDC is approximately $1.1 billion based on CDC wholesale pricing of its products. A cumulative market penetration rate of 1% over the next four years would generate $10,928,386 in revenues to CDC. It is anticipated that the “No Child Left Behind” initiative will help NCS Pearson expand its sales efforts at the classroom level.

The gaming market consists of lotteries, pari-mutuel, and off-track betting. The lottery market is controlled by six “on line vendors” who provide total solutions. CDC has a good relationship with all of these vendors, especially GTECH, which is the dominant player in the market. In addition, Scientific Games has recently placed orders for CDC products. State or provincial governments operating lotteries must use one of these vendors for lottery equipment. CDC’s products are sold and distributed by these resellers. The greatest opportunity for direct sales of CDC’s products, however, is in the international market which has not yet been exploited.

In the voting sector, according to Election Data Services there were 185,944 precincts in the U.S. alone that conducted elections in 2004. This does not include other elections in the U.S. that require monitoring and tabulation, i.e., tribal elections, etc. The international market for OMR voting equipment is estimated to be larger than the U.S. market. The Help America Vote Act of 2002 (HAVA) mandates that $3.9 billion be spent to upgrade voting equipment within a short time frame. In 1998, 40% of voting machines were OMR. In 2004, that number jumped to 60%. There is a pending award by Los Angeles County to ES&S for voting machines which if granted, result in $2,500,000 in revenues to CDC in 2006. ES&S was awarded a contract in Mississippi on January 13, 2006 voting machines that resulted in a $250,000 order for CDC.

CDC has initiated efforts to expand the application of its OMR to the medical field. CDC achieved record sales in this market in 2005 and steady growth is expected over the next few years with five solid companies reselling CDC products. Many organizations across the United States are moving from paper forms to electronic data capture. Organizations such as JCAHO and federal and state agencies are requiring greater detail in health care recordkeeping. The current administration has instructed healthcare organization to get into compliance with NHIN (National Health Information Network) and convert to EHR (Electronic Health Records) standards.

Manual paper processing is very costly. The American Association of Information and Image Management reports that more than 80% of medical business documents are forms and that more than $360B is spent processing these records annually. Optical data capture offers several advantages; higher accuracy, reduction in data turnaround times, less time spent in data entry, and significant cost reduction. CDC has a growing number of solutions providers who are delivering their applications based on CDC's ACP 2200 unit.

Impact Recorders

Impact recorders and readers are used to detect movement during the shipment of sensitive equipment such as jet aircraft engines, power transformers and turbines, electronic systems, etc. In many cases, CDC’s impact recorders and readers are mandated by insurance companies to monitor shipments to determine fault and liability when necessary. CDC’s impact recorders and readers are also used in damage prevention programs incorporating impact, attitude and temperature sensors and data recorders for the material handling, packaging and transportation industries. Because of ever increasing security and liability considerations and the expansion of economies in India, China and the Far East, the market for impact recorders and readers is on the upswing. CDC estimates that the current market for impact recorders and readers worldwide is approximately $5.0 million per year. CDC and its competitor, Impact Register, Inc. currently control 90% of this market (60% CDC and 40% Impact Register).

Cable Testers

CDC manufactures a tester that is the only tester reliable up to 30,000 feet which has been primarily marketed to the aerospace industry. The increased and high cost of manufacturing had caused us to de-emphasize these testers. We intend to seek a lower cost manufacturer in China and renew marketing efforts in aerospace and other user applications. Cable testers are high-end, high-margin products that are generally produced pursuant to custom orders and specifications.

Competition

Optical Mark Readers

Education Customers. There are several competitors to our ACP-100 product, several of which used to sell our product. Scantron, a much larger company manufactures large sheet readers that are sold to schools as part of a broader package of education services. Scantron does not have a classroom reader like the ACP-100. Renaissance Learning sells a math and reading program. The company originally sold our readers but has now developed a competitive product which is designed solely for their program.

NCS Pearson is a printing company that has a stand-alone test-scoring machine designed as a vehicle to use its own forms and promote sales. The test-scoring machine is sold at a very low price but requires many different forms to extract the data teachers require. NCS Pearson is a subsidiary of Pearson Corporation, which is primarily a publishing company. The NCS Division is the largest manufacturer of sheet readers in the world. They sell other readers as well as our CDC’s ACP-100 (under NCS brand name).

Gaming Customers. The major competition in the lottery field is Peripheral Dynamics (PDI). They are now selling several CIS scanners that read OCR, bar code and mark sense data. These scanners are used in a high volume application that may require signature capture or OCR as well as mark sense. They have no product to compete with CDC’s ACP-100 or ACP-2100 in a low volume lottery that requires reading only mark sense data. We believe third world countries are looking for low cost devices. There are several lottery companies that manufacture their own scanners such as Wincor-Nixdorf, Kebo and Intracom. Both Wincor-Nixdorf and Intracom purchase CDC readers when they require a lower price reader.

In the racetrack market there are three major players: United Tote, Amtote and Autotote/Scientific Games. Many customers have switched from competitors to CDC products. CDC has manufactured readers for all three companies. Each has used alternative products, but is discussing orders from us as well.

Voting. Although many jurisdictions have elected to upgrade their voting systems by going to touch screen displays there is still a need for a paper ballot system which we produce. There are three major companies that supply electronic voting machines: Diebold Election Products, Sequoia Voting Systems, and Election Systems & Software (“ES&S”). In the paper ballot arena, ES&S sells several systems that use mark sense readers.

Medical. This is a large but highly fragmented market.  Many organizations across the United States are moving from paper forms to electronic data capture. Organizations such as JCAHO and federal and state agencies are requiring greater detail in health care recordkeeping. Healthcare organizations are now attempting compliance with NHIN (National Health Information Network) and convert to EHR (Electronic Health Records) standards.

Manual paper processing is very costly. The American Association of Information and Image Management reports that more than 80% of medical business documents are forms and that more than $360B is spent processing these records annually. Optical data capture offers several advantages: greater accuracy, reduction in data turnaround times, less time spent in data entry, and significant cost reduction. CDC has a growing number of solutions providers who are delivering their applications based on CDC's ACP 2200 unit.

Impact Recorders

There are roughly eight companies other than CDC that manufacture some form of impact recorders and indicators. Of those companies, some only provide consulting services or software, manufacture calibration and scaling equipment, cater to specific industries such as agriculture, or offer design services. CDC’s direct competitors are Shockwatch and Impact Register, Inc.

Cable Testers

There are approximately 124 companies that manufacture some sort of cable tester. This sector is highly fractionalized and testers vary greatly in capability and effectiveness.

Sales and Marketing Plan

Prior to our purchase of CDC, sales were limited to the United States market. There was a small sales department that fulfills customer orders for products. The in-house sales team consisted of a sales administrator and two others fulfilling orders. In addition to our in-house sales, we have a distribution arrangement with Pearson NCS, who is one of the major suppliers of data collection hardware, testing software, survey software, and services for education. Pearson NCS is Chatsworth Data Corporation's provider of choice for testing and survey solutions in the education marketplace. Pearson NCS works with many K-12 and post-secondary institutions to provide efficient and accurate data capture solutions. Our classroom OMR’s and applications, test scoring and survey software and data capture solutions are sold by Pearson NCS.

Our strategy will be first to maximize revenues from the current products in the existing markets. Our goal is to expand marketing and sales efforts while we introduce two new products (CIS 8511 and ACF 100) to the market. We intend to educate our existing customer base on the uses of the new products and solicit product modifications that they would like us to provide for them. Our customer product needs often become the basis for our product release plans and the R&D priorities.

To increase revenues we intend to:

o	Hire account reps for each industry targeted
o	Expand re-seller network to add new strategic markets;
o	Target prospective business partners in existing markets;
o	Get ACF and CIS products ready for market and develop materials to educate existing customers about he uses and advantages of these products;
o	Upgrade web site to articulate the uses and value of all products;
o	Develop product release plans to support key re-sellers needs;
o	Increase marketing exposure by identifying industry web and catalog listing services;
o	Develop materials to assist Pearson sales staff market our products;
o	Aggressively advertise and promote Impact-o-graph product line;
o	Improve customer ability to place orders via our website;
o	Identify business partners in new industries where products can be, but are not currently used such as homeland security or manufacturing;
o	Incentives existing large customers to convert to new products;
o	Add specialized order desk to streamline customer phone orders;
o	Improve speed and quality of technical support;
o	Locate potential business partners for international markets.

Marketing

Since prior marketing efforts have been very limited, we intend to conduct market research to confirm CDC’s reputation, strengths, weaknesses, and positioning. This will allow us to develop and articulate a sales and marketing strategy. Our marketing will certainly include obtaining any relevant mailing lists, contacting industry organizations to identify additional opportunities for use of our technology, preparing written materials which differentiate our products from the competition and prepare various written materials to show the value proposition of using our products. In addition, we will certainly maximize product exposure through trade shows, advertising, trade listings, and direct mail.

Product Development

We are constantly reviewing current products to determine new uses to be developed. We have a particular interest in determining the feasibility of a “self-scoring” unit to replace NCS’ model 2050, a forms construction/printing application, an OMR/CIS/OCR integration product and a product update for firmware and program macros. In addition, we are constantly reviewing applications offered by competitors of key re-sellers. We intend to formalize product development in the form of a release plan which will define next two releases per product line.

We also believe there is opportunity in implementing a warranty program that creates recurring revenues. We believe our maintenance contracts can become a greater source of revenue to existing customers as can incentives for existing customers to upgrade to our new products.

Patents, Trademarks and Intellectual Property

We have developed proprietary processes to produce our products and do not rely on licensed rights. We do not rely on patent protection, but instead rely on common law trade secret protection. From time to time, we may encounter disputes over rights and obligations concerning intellectual property. Also, the efforts we have taken to protect our proprietary rights may not be sufficient or effective. Any significant impairment of our intellectual property rights could harm our business, our reputation, or our ability to compete. Also, protecting our intellectual property rights could be costly and time consuming.

Manufacturing

We utilize generally available materials and a small number of customized components to manufacture our products. This enables us to maintain high quality products and enable rapid development and deployment of new products and technologies. We design and produce many of our own components and sub-assemblies in order to retain quality control. All of our manufacturing is conducted at our Chatsworth, California headquarters.

Raw materials or sub-components required in the manufacturing process are generally available from several sources. An unanticipated interruption or delay in the supply of any of these components or materials, or the inability to obtain these components and materials from alternate sources at acceptable prices and within a reasonable amount of time, would impair our ability to meet scheduled product deliveries to our customers and could cause customers to cancel orders.

We rely exclusively on our own production capability to manufacture certain strategic components. Because we manufacture, package and test these components, products and systems at our own facilities and such items may not be readily available from other sources, any interruption in our manufacturing would adversely affect our business.

Customers

For the years ended December 31, 2005 and 2004, we had one and two major customers, whose revenue volume comprised approximately 14% and 21%, respectively, of our total revenue. As of December 31, 2005 and 2004 the amounts due from these customers were $97,030 and $148,240, respectively.

Governmental Regulations

Our operations are subject to various federal, state and local environmental protection regulations governing the use, storage, handling and disposal of hazardous materials, chemicals, various radioactive materials and certain waste products. In the United States, we are subject to the federal regulation and control of the Environmental Protection Agency. We are further subject to regulation by the Los Angeles Fire Department and the South Coast Air Quality Management Department. Comparable authorities are involved in other countries and jurisdictions. We believe that compliance with federal, state and local environmental protection regulations will not have a material adverse effect on our capital expenditures, earnings and competitive and financial position.

Although we believe that our safety procedures for using, handling, storing and disposing of such materials comply with the standards required by federal and state laws and regulations, we cannot completely eliminate the risk of accidental contamination or injury from these materials. In the event of such an accident involving such materials, we could be liable for damages and such liability could exceed the amount of our liability insurance coverage and the resources of our business.

Legal Proceedings

We are not a party to any pending legal proceedings that, if decided adversely to us, would have a material adverse effect upon our business, results of operations or financial condition and are not aware of any threatened or contemplated proceeding by any governmental authority against our company. To our knowledge, we are not a party to any pending civil or criminal action or investigation.

Facilities

Our principal executive offices and manufacturing facilities are currently located in an 18,000 square foot property located at 20710 Lassen Street, Chatsworth, California 91311. We owned the facility until 2005 when it was sold to a third party. We now have lease with a term expiring in August 2008 at approximately $9,996 per month.

Employees

We have 43 full-time employees and 30 temporary, but full time employees. We have six employees in R&D/Engineering, three in sales & marketing, and three in general and administration. No employee is represented by a labor union, and we have never suffered an interruption of business caused by labor disputes.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

Overview
This management’s discussion and analysis relates specifically to the financial statements of Chatsworth Data Corporation (the “Company”) for the years ended December 31, 2004 and December 31, 2005 and the first quarter of March 31, 2005 and March 31, 2006. After the Closing, Adera Mines Limited, the registrant will report the operations of CDC as its subsidiary but will only report on the effective date of the Closing. These historical financial statements of CDC will not be included in the body of future filings.

The Company is a leading designer and manufacturer of optical mark readers and scanners and impact recording devices that are used to capture data at its source and transfer the captured data to the user’s data base. The optical mark readers and scanners are sold to original equipment manufacturers (“OEM’s”) and value added resellers (“VAR’s”) in four vertical markets: education, gaming and lottery, vote tabulation, and health care. Our impact recording devices are sold to “end users.” Our optical mark reader and scanner sales to OEM’s and VAR’S are generated through direct orders to the Company and our sole sales representative in Minneapolis, Minnesota. Our impact recording device sales are primarily direct orders to the Company.

Our sales are derived primarily from the sale of optical mark readers and scanners and impact recording devices. Revenues are recorded when products are shipped and are net of an allowance for estimated returns. Allowances for bad debts are also recorded at the time of sale. Because we ship product as orders are received, generally no more than 90 days after order, we do not maintain a significant ongoing backlog. However, the size of our backlog does fluctuate greatly depending on the size and mix of product orders and what can be considered pre-orders of newly released products not yet ready for shipment.

Cost of sales consists of expenses associated with sales of our products. These costs include: (i) personnel related costs, (ii) costs of purchased materials, (iii) shipping and freight costs, and (iv) other overhead costs. We realize higher gross margins on our impact recording devices than on our optical mark readers and scanners. We expense all research and development costs.

Result of Operations

Quarter Ended March 31, 2006 compared with quarter ended March 31, 2005

Net Sales. Our net sales decreased from $1,594,387 for the quarter ended March 31, 2005 to $1,515,896 for the quarter ended March 31, 2006, a decrease of $78,491 or 4.9%.

Cost of Sales. Our cost of sales increased from $1,137,277 for the quarter ended March 31, 2005 to $1,185,525 for the quarter ended March 31, 2006, an increase of $48,248 or 4.2%.

Gross Profit. Our overall gross profit margin percentage decreased from 28.7% for the quarter ended March 31, 2005 to 21.8% for the quarter ended March 31, 2006.

Selling and General and Administrative Expenses. Selling and general and administrative expenses decreased from $455,269 for the quarter ended March 31, 2005 to $271,366, a decrease of $183,903, for the quarter ended March 31, 2006, a decrease of 40.4%. The decrease is principally due to a decrease in executive officers compensation of $278,690 offset by an increase in legal and accounting, outside consulting costs and rent.

Operating Income. Operating income increased from $1,841 for the quarter ended March 31, 2005 to $59,005 for the quarter ended March 31, 2006, an increase of $57,164. The percentage change is not meaningful.

Other Income. Other income decreased from $26,229 for the quarter ended March 31, 2005 to $4,366 for he quarter ended March 31, 2006, a decrease of $21,863 or 83.35%. Rental income decreased from $23,801 for the quarter ended March 31, 2005 to $0 for the quarter ended March 31, 2006 due to sale of the building which generated rent from third parties in 2005 prior to sale later in 2005. There will be no further rental income.

Income Tax Expense. Income tax expense was not recorded for the quarter ended March 31, 2005 or for the quarter ended March 31, 2006 because CDC was operated as a Subchapter S corporation prior to the Purchase which means that taxes are paid at the shareholder level and not at the corporate level. After the Purchase, CDC will file a consolidated return with Registrant and will directly pay federal and California state income taxes at the corporate level at an estimated combined rate of 39.8%

Fiscal Year Ended December 31, 2005 compared with fiscal year ended December 31, 2004

Our net income and results of operations were affected by the nonrecurring sale of our office and manufacturing facility in 2005. We received $2,934,331 of income on the sale.

The following table sets forth certain consolidated income statement data as a percentage of net sales:

Comparative Statements of Operations

	2005	%	2004	%

Sales	$5,561,583	100.00	$5,742,135	100.00

Cost of Sales	4,381,685	78.78	4,480,950	78.04

Gross Profit	1,179,898	21.22	1,261,185	21.96

Selling General and Administrative	619,266	11.13	1,165,149	20.29

Income from Operations	560,632	10.08	96,036	1.67

Other Income:
Rental Income	29,432	0.53	77,983	1.36
Deposit Forfeiture by Customer	—	—	62,256	1.08
Gain on Sale of Land and Building	2,934,331	52.76	—	—
Miscellaneous Income	366	0.01	3,503	0.06
Interest Income	15,199	0.27	2,630	0.05

Total Other Income	2,979,328	53.57	146,372	2.55

Income Before Taxes	3,539,960	63.65	242,408	4.22

Income Taxes	54,561	0.98	2,904	0.05

Net Income	$3,485,399	62.67	$239,504	4.17

Net Sales. Our net sales decreased from $5,742,135 for our fiscal year ended December 31, 2004 to $5,561,563 for our fiscal year ended December 31, 2005, a decrease of $180,552, or 3.1%

Cost of Sales. Our cost of sales decreased from $4,480,950 for our fiscal year ended December 31, 2004 to $4,381,685 for our fiscal year ended December 31, 2005, a decrease of $99,265 or 2.2%.

Gross Profit. Our overall gross profit margin percentage remained relatively the same at 21% of sales.

Selling and Marketing Expenses. Selling and general and administrative expenses decreased from $1,165,149 for our fiscal year ended December 31, 2004 to $619,266 for our fiscal year ended December 31, 2005, a decrease of $545,883 or 46.85% principally due to a decrease in executive officers compensation of $566,900.

Operating Income. Operating income increased from $96,036 for our fiscal year ended December 31, 2004 to $560,632 for our fiscal year ended December 31, 2005, an increase of $464,596 or 483.7%. As described above, the increase is due principally to a reduction in compensation of $566,900.

Other Income. Other income increased from $146,372 for our fiscal year ended December 31, 2004 to $2,979,328 for our fiscal year ended December 31, 2005, an increase of $2,832,596 principally due to the sale of our office building and manufacturing facility in 2005. The gain from the sale of the office and manufacturing facility was $2,934,331. Rental income decreased from $77,983 to $29,432 since in 2005 we only collected rental income from the building for a partial year. Interest income increased from $2,630 to $15,199.

Income Tax Expense. Income tax expense of $54,561 was recorded for the fiscal year ended December 31, 2005 compared to $2,904 for the fiscal year ended December 31, 2004. These numbers reflect only a minimal California tax because CDC was operated as a Subchapter S corporation prior to the Purchase which in general means that taxes are paid at the shareholder level and not at the corporate level. After the purchase, CDC will be a C corporation and will directly pay federal and California state income taxes at the corporate level at an estimated combined rate of 39.8%

Liquidity and Capital Resources

As of December 31, 2005, our cash and cash equivalents were $859,460. This was an increase of $297,816 from $561,644 at December 31, 2004. During 2005, we generated operating cash flow of $367,644.

As of March 31, 2006 our cash and cash equivalents were $552,424. This was a decrease of $307,036 from $859,460 at December 31, 2005. This decrease was a result of an increase in accounts receivable, inventory, prepaid expenses and a decrease in accounts payable and income taxes payable.

We expect to fund our operations and capital expenditures from internally generated funds. We believe that our existing cash balances will be sufficient to meet our working capital, capital expenditure and investment requirements for at least the next 12 months. We may require additional funds for other purposes, such as acquisitions of complementary businesses, and may seek to raise such additional funds through public and private equity financings or from other sources. However, we cannot assure you that additional financing will be available at all or that, if available, such financing will be obtainable on terms favorable to us or that any additional financing will not be dilutive.

At the Purchase, we will have a note in the amount of $2.0 million which is payable $1.0 million one year from the Closing Date and $1.0 million two years after the Closing Date. Interest is payable quarterly. We believe cash flow from operations will be sufficient to repay the note.

Off-Balance Sheet Arrangements and Aggregate Contractual Obligations

We do not have any off-balance sheet transactions, arrangements, or obligations (including contingent obligations) that would have a material effect on our financial results.

Operating Lease. On August 17, 2005, the Company sold its land and building, a 29,000 square foot structure located on 1.3 acres of land in Chatsworth, California (the Property) to an unrelated third party for $3,292,800. The book value of the Property at August 17, 2005 was $168,111 and costs of sale were $190,358, resulting in a gain of $2,934,331. Also on the same date the Company entered into a sublease agreement to lease approximately 14,500 square feet of the Property from an unrelated third party who leased the entire Property from the new owner. The sublease calls for minimum lease payments of $9,996 per month, or $119,952 per year, and expires in August 2008.

The Company determined it relinquished substantially all of the use of the Property and retained only a minor portion of such use because the present value of rental for the leaseback represented less than 10 percent of the fair value of the Property when sold. Accordingly, the gain on the sale portion of the transaction was recognized in its entirety.

The lease portion of the transaction was classified as an operating lease. The sublease is personally guaranteed by the Company’s stockholders.

Purchase Obligations.  We enter into commitments with certain suppliers to purchase components for our products. We typically commit to purchases of components in quantities to cover specific orders and therefore expect these obligations to be satisfied within six months.

As of December 31, 2005, our approximate contractual obligations for operating leases and purchase obligations (by period due) were as follows:

December 31, 2006	$119,952
December 31, 2007	$119,952
December 31, 2008	$79,968
Total	$319,872

Retirement Plan. We currently have a 401(k) plan for employees of Chatsworth Data Corporation. We match 50% of employee contributions up to 3% of employee compensation, but have no obligation to pay fixed benefits to our employees.  Employee contributions vest immediately and Company matching contributions vest over 7 years.

Other Obligations. At the Purchase, we will have a note in the amount of $2.0 million payable to the former shareholders of Chatsworth Data Corporation. This note is payable $1.0 million one year from the Purchase date and $1.0 million 2 years from the Purchase date. Interest accrues at the rate of LIBOR plus 1% per annum is payable quarterly. As of December 31, 2005, we had no long-term purchase obligations or material capital lease obligations.

Critical Accounting Policies and Estimates

The foregoing discussion is based on our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of these financial statements requires management to make judgments, estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates. The following is a list of our critical accounting policies defined as those policies that we believe are the most important to the portrayal of our financial condition and results of operations and/or require management’s significant judgments and estimates. This is not intended to be a comprehensive list of all of our accounting policies. Our significant accounting policies are more fully described in Note 5 of our Notes to Consolidated Financial Statements.

Revenue Recognition. The Company recognizes revenue when there is persuasive evidence that an arrangement exists, delivery of the product has occurred and title has passed, the selling price is both fixed and determinable, and collectibility is reasonably assured, all of which generally occurs upon shipment of the Company’s product or delivery of the product to the destination specified by the customer.

Impairment of Long-Lived Assets. We evaluate the recoverability of the carrying amount of long-lived assets whenever events or changes in circumstances indicate that the carrying amount of an asset may not be fully recoverable. We evaluate the recoverability of goodwill and other intangible assets with indefinite useful lives annually or more frequently if events or circumstances indicate that an asset may be impaired. Management uses judgment when applying impairment rules to determine when an impairment test is necessary. Examples of factors which could trigger an impairment review include a significant decrease in the market value of an asset, a significant change in the extent or manner in which an asset is used, and significant adverse changes in legal factors or the business climate that impact the value of an asset.

Impairment losses are measured as the amount by which the carrying value of an asset exceeds its estimated fair value. Estimating fair value requires that we forecast future cash flows related to the asset subject to review. These forecasts require assumptions about demand for our products and services, future market conditions and technological developments. Other assumptions include determining the discount rate and future growth rates. Changes to these assumptions could result in an impairment charge in future periods.

 Income Taxes

The Company, with the consent of its shareholders, has elected under the Internal Revenue Code to be an S corporation. In lieu of corporation income taxes, the shareholders of an S corporation are taxed on their proportionate share of the Company’s taxable income. Therefore, no provision or liability for federal income tax has been included in these financial statements.

The State of California has adopted the S Corporation election. However, a 1½% tax is required to be paid by the Company. This provision for tax is based on the income reported in the financial statements.

Recent Accounting Pronouncements and Developments

In December 2004, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standard ("SFAS") No. 123 (R), "Share-Based Payment" ("SFAS 123(R)"). SFAS No. 123 (R) revises SFAS 123, "Accounting for Stock-Based Compensation" and supersedes Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees." In general, the accounting required by SFAS 123R is similar to that of SFAS No. 123. However, SFAS No. 123 gave companies a choice to either recognize the fair value of stock options in their income statements or disclose the pro forma income statement effect of the fair value of stock options in the notes to the financial statements. SFAS 123R eliminates that choice and requires the fair value of all share-based payments to employees, including the fair value of grants of employee stock options, be recognized in the income statement, generally over the option vesting period. During the first quarter of 2006, the Company will adopt SFAS No. 123R. The adoption of SFAS No. 123R will not have any impact on the Company’s financial statement presentation or disclosures.

In November 2004, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 151, “Inventory Costs — An Amendment of ARB No. 43, Chapter 4” (SFAS No. 151). SFAS No. 151 clarifies that abnormal amounts of idle facility expense, freight, handling costs and spoilage should be expensed as incurred and not included in overhead. Further, SFAS No. 151 requires that allocation of fixed and production facilities overhead to conversion costs should be based on normal capacity of the production facilities. The provisions in SFAS No. 151 are effective for inventory costs incurred during fiscal years beginning after June 15, 2005. Accordingly, the Company will adopt SFAS No. 151 effective January 1, 2006. The adoption of SFAS No. 151 is not expected to have any impact on the Company’s financial statement presentation or disclosures.

In December 2004, the FASB issued SFAS No. 153, “Exchanges of Nonmonetary Assets, an amendment to APB Opinion No. 29” (“SFAS No. 153”). SFAS No. 153 amends Accounting Principles Board Opinion No. 29, “Accounting for Nonmonetary Transactions”, to require that exchanges of nonmonetary assets be measured and accounted for at fair value, rather than at carryover basis, of the assets exchanged. Nonmonetary exchanges that lack commercial substance are exempt from this requirement. SFAS No. 153 is effective for nonmonetary exchanges entered into in fiscal periods beginning after June 15, 2005. Accordingly, the Company will adopt SFAS No. 153 effective January 1, 2006. The adoption of SFAS No. 153 is not expected to have any impact on the Company’s financial statement presentation or disclosures.

In May 2005, the FASB issued SFAS No. 154, “Accounting Changes and Error Corrections” (“SFAS No. 154”). SFAS No. 154 is a replacement of APB Opinion No. 20, “Accounting Changes” and SFAS No. 3, “Reporting Accounting Changes in Interim Financial Statements - (an Amendment of APB Opinion No. 28)” and provides guidance on the accounting for and reporting of accounting changes and error corrections. SFAS No. 154 establishes retrospective application as the required method for reporting a change in accounting principle, and provides guidance for determining whether retrospective application of a change in accounting principle is impracticable and for reporting a change when retrospective application is impracticable. Retrospective application is the application of a different accounting principle to a prior accounting period as if that principle had always been used or as the adjustment of previously issued financial statements to reflect a change in the reporting entity. SFAS No. 154 also addresses the reporting of the correction of an error by restating previously issued financial statements. SFAS No. 154 is effective for accounting changes and error corrections occurring in fiscal years beginning after December 15, 2005. Accordingly, the Company will adopt the provisions of SFAS No. 154 effective January 1, 2006. The adoption of SFAS No. 154 is not expected to have any impact on the Company’s financial statement presentation or disclosures.

Subsequent Event

Our former president and chief executive officer, chief financial officer and all but one member of our board of directors resigned effective on the date of the Purchase.  New management has been appointed and began to serve on the same day.

OFF-BALANCE SHEET ARRANGEMENTS

We have not entered into any financial guarantees or other commitments to guarantee the payment obligations of any third parties. We have not entered into any derivative contracts that are indexed to our shares and classified as shareholder’s equity or that are not reflected in our consolidated financial statements. Furthermore, we do not have any retained or contingent interest in assets transferred to an unconsolidated entity that serves as credit, liquidity or market risk support to such entity. We do not have any variable interest in any unconsolidated entity that provides financing, liquidity, market risk or credit support to us or engages in leasing, hedging or research and development services with us.

INFLATION

We believe that inflation has not had a material effect on our operations to date.

RISK FACTORS

Before investing in our common stock you should carefully consider the following risk factors, the other information included herein and the information included in our other reports and filings.  Our business, financial condition, and the trading price of our common stock could be adversely affected by these and other risks.

RISKS OF THE BUSINESS

The markets for our products are subject to continuing change that may impair our ability to successfully sell our products. The market’s for our products is volatile and subject to continuing change. We must continuously adjust our marketing strategy to address the changing state of the markets for our products, we may not be able to anticipate changes in the market and, as a result, our product strategies may be unsuccessful.

Our products may become obsolete if we are unable to stay abreast of technological developments. Our data capture industry is characterized by continuous technological development. If we are unable to stay abreast of such developments, our products may become obsolete. We lack the substantial research and development resources of some of our competitors. This may limit our ability to remain technologically competitive.

We are dependent for our success on a few key executive officers. Our inability to retain those officers would impede our business plan and growth strategies, which would have a negative impact on our business and the value of your investment. Our success depends on the skills, experience and performance of key members of our management team. We are heavily dependent on the continued services of J. Stewart Asbury, our Chief Executive Officer, Clayton Woodrum our Chief Financial Officer and Sid L. Anderson our Executive Director. We do have an employment agreement with Mr. Asbury and consulting agreements with Mr. Woodrum and Mr. Anderson. We do not have long-term employment agreements with other members of our senior management team. Each of those individuals without long-term employment agreements may voluntarily terminate his employment with the Company at any time upon short notice. Were we to lose one or more of these key executive officers, we would be forced to expend significant time and money in the pursuit of a replacement, which would result in both a delay in the implementation of our business plan and the diversion of limited working capital. We can give you no assurance that we can find satisfactory replacements for these key executive officers at all, or on terms that are not unduly expensive or burdensome to our company. Although we intend to issue stock options or other equity-based compensation to attract and retain employees, such incentives may not be sufficient to attract and retain key personnel.

We are also dependent for our success on our ability to attract and retain technical personnel, sales and marketing personnel and other skilled management. Our success depends to a significant degree upon our ability to attract, retain and motivate highly skilled and qualified personnel. Failure to attract and retain necessary technical personnel, sales and marketing personnel and skilled management could adversely affect our business. If we fail to attract, train and retain sufficient numbers of these highly qualified people, our prospects, business, financial condition and results of operations will be materially and adversely affected.

We experience seasonal and quarterly fluctuations in demand for our products. Our quarterly results may fluctuate quarter to quarter as a result of market acceptance of our products, the mix, pricing and presentation of the products offered and sold, the hiring and training of additional personnel, the timing of inventory write downs, the cost of materials, the incurrence of other operating costs and factors beyond our control, such as general economic conditions and actions of competitors. Accordingly, the results of operations in any quarter will not necessarily be indicative of the results that may be achieved for a full fiscal year or any future quarter.

Our business is dependent upon proprietary intellectual property rights. We have employed proprietary information to design our products. We seek to protect our intellectual property rights through confidentiality agreements and inventions agreements. However, no assurance can be given that such measures will be sufficient to protect our intellectual property rights. If we cannot protect our rights, we may lose our competitive advantage. Moreover, if it is determined that our products infringe on the intellectual property rights of third parties, we may be prevented from marketing our products.

We have no committed source of additional capital. For the foreseeable future, we intend to fund our operations and capital expenditures from operations and our cash on hand. If our capital resources are insufficient, we may need additional funds to continue our operations, pursue business opportunities (such as expansion, acquisitions of complementary businesses or the development of new products or services), to react to unforeseen difficulties or to respond to competitive pressures. We cannot assure you that at such time as we need funds that alternative financing arrangements will be available in amounts or on terms acceptable to us, if at all. If additional financing is not available when required or is not available on acceptable terms, we may be unable to fund our expansion, successfully promote our current products, license new products or enhance our products and services, take advantage of business opportunities, or respond to competitive pressures, any of which could have a material adverse effect on our business and the value of our common stock. If we choose to raise additional funds through the issuance of equity securities, this may cause significant dilution of our common stock, and holders of the additional equity securities may have rights senior to those of the holders of our common stock. If we obtain additional financing by issuing debt securities, the terms of these securities could restrict or prevent us from paying dividends and could limit our flexibility in making business decisions.

We may incur debt or issue preferred stock in the future. In order to fund operations, we may issue debt instruments or preferred stock which will have a senior claim on our assets in the event of a sale of assets. Future debt service may cause strain on cash flow and impair business operations.

Our business could be harmed if we fail to maintain proper inventory levels. We manufacturer our products prior to the time we receive customers’ orders. We do this to minimize purchasing costs, the time necessary to fill customer orders and the risk of non-delivery. However, we may be unable to sell the products we have manufactured in advance. Inventory levels in excess of customer demand may result in inventory write-downs, and the sale of excess inventory at discounted prices could significantly impair our brand image and have a material adverse effect on our operating results and financial condition. Conversely, if we underestimate demand for our products or if we fail to produce the quality products that we require at the time we need them, we may experience inventory shortages. Inventory shortages might delay shipments to customers, negatively impact distributor relationships, and diminish brand loyalty.

We face intense competition, including competition from companies with significantly greater resources than ours, and if we are unable to compete effectively with these companies, our market share may decline and our business could be harmed. Our industry is highly competitive with numerous competitors, most of whom are well-established manufacturers. A number of our competitors have significantly greater financial, technological, manufacturing, marketing and distribution resources than we do. Their greater capabilities in these areas may enable them to compete more effectively on the basis of price and production and more quickly develop new products and technologies. In addition, new companies may enter the markets in which we compete, further increasing competition in the laser industry. We may not be able to compete successfully in the future, and increased competition may result in price reductions, reduced profit margins, loss of market share and an inability to generate cash flows that are sufficient to maintain or expand our development and marketing of new products, which would adversely impact the trading price of our common shares.

We may not be able to effectively manage our growth. We intend to grow our business by expanding our technology, sales, administrative and marketing organizations. Any growth in or expansion of our business is likely to continue to place a strain on our management and administrative resources, infrastructure and systems. As with other growing businesses, we expect that we will need to refine and expand our business development capabilities, our systems and processes and our access to financing sources. We also will need to hire, train, supervise and manage new employees. These processes are time consuming and expensive, will increase management responsibilities and will divert management attention. We cannot assure you that we will be able to:

o	expand our systems effectively or efficiently or in a timely manner;
o	allocate our human resources optimally;
o	meet our capital needs;
o	identify and hire qualified employees or retain valued employees; or
o	incorporate effectively the components of any business or product line that we may acquire in our effort to achieve growth.

Our inability or failure to manage our growth and expansion effectively could harm our business and materially and adversely affect our operating results and financial condition.

Our planned international operations and the operations of our manufacturers and suppliers in China are subject to additional risks that are beyond our control and that could harm our business. Although our products are currently manufactured and sold in the United States, we intend to market our products internationally in the future. International sales, would subject us to additional risks associated with doing business abroad, including:

o	political unrest, terrorism and economic instability resulting in the disruption of trade from foreign countries in which our products are manufactured;
o	difficulties in managing foreign operations, including difficulties associated with inventory management and collection on foreign accounts receivable;
o	dependence on foreign distributors and distribution networks;
o	the imposition of new laws and regulations, including those relating to labor conditions, quality and safety standards as well as restrictions on the transfer of funds;
o	disruptions or delays in shipments;
o	changes in local economic and non-economic conditions and standards in which our manufacturers, suppliers or customers are located; and
o	reduced protection for intellectual property rights in jurisdictions outside the United States.

These and other factors beyond our control could interrupt our manufacturers' production in offshore facilities, influence the ability of our manufacturers to export our products cost-effectively or at all, inhibit our and our unaffiliated manufacturer's ability to produce certain materials and influence our ability to sell our products in international markets, any of which could have an adverse effect on our business, financial condition and operations.

If our competitors misappropriate our proprietary know-how and trade secrets, it could have a material adverse affect on our business. We depend heavily on the expertise of our production team. If any of our competitors copies or otherwise gains access to similar products independently, we might not be able to compete as effectively. The measures we take to protect our designs may not be adequate to prevent their unauthorized use. Further, the laws of foreign countries may provide inadequate protection of such intellectual property rights. We may need to bring legal claims to enforce or protect such intellectual property rights. Any litigation, whether successful or unsuccessful, could result in substantial costs and diversions of resources. In addition, notwithstanding the rights we have secured in our intellectual property, other persons may bring claims against us that we have infringed on their intellectual property rights or claims that our intellectual property right interests are not valid. Any claims against us, with or without merit, could be time consuming and costly to defend or litigate and therefore could have an adverse affect on our business.

If our facilities were to experience catastrophic loss, our operations would be seriously harmed. Our facilities could be subject to a catastrophic loss from fire, flood, earthquake or terrorist activity. All of our research and development activities, manufacturing, our corporate headquarters and other critical business operations are located near major earthquake faults in Chatsworth, California, an area with a history of seismic events. Any such loss at this facility could disrupt our operations, delay production, and revenue and result in large expenses to repair or replace the facility. While we have obtained insurance to cover most potential losses, we cannot assure you that our existing insurance coverage will be adequate against all other possible losses.

New rules, including those contained in and issued under the Sarbanes-Oxley Act of 2002, may make it difficult for us to retain or attract qualified officers and directors, which could adversely affect the management of our business and our ability to obtain or retain listing of our common stock. We may be unable to attract and retain qualified officers, directors and members of board committees required to provide for our effective management as a result of the recent and currently proposed changes in the rules and regulations which govern publicly-held companies, including, but not limited to, certifications from executive officers and requirements for financial experts on the board of directors. The perceived increased personal risk associated with these recent changes may deter qualified individuals from accepting these roles. The enactment of the Sarbanes-Oxley Act of 2002 has resulted in the issuance of a series of new rules and regulations and the strengthening of existing rules and regulations by the SEC. Further, certain of these recent and proposed changes heighten the requirements for board or committee membership, particularly with respect to an individual’s independence from the corporation and level of experience in finance and accounting matters. We may have difficulty attracting and retaining directors with the requisite qualifications. If we are unable to attract and retain qualified officers and directors, the management of our business could be adversely affected.

Our internal controls over financial reporting may not be effective, and our independent auditors may not be able to certify as to their effectiveness, which could have a significant and adverse effect on our business. We are subject to various regulatory requirements, including the Sarbanes-Oxley Act of 2002. We, like all other public companies, must incur additional expenses and, to a lesser extent, diversion of our management’s time in our efforts to comply with Section 404 of the Sarbanes-Oxley Act of 2002 regarding internal controls over financial reporting. We have not evaluated our internal controls over financial reporting in order to allow management to report on, and our independent auditors to attest to, our internal controls over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act of 2002 and the rules and regulations of the SEC, which we collectively refer to as Section 404. We have never performed the system and process evaluation and testing required in an effort to comply with the management assessment and auditor certification requirements of Section 404, which will initially apply to us as of December 31, 2006. Our lack of familiarity with Section 404 may unduly divert management’s time and resources in executing the business plan. If, in the future, management identifies one or more material weaknesses, or our external auditors are unable to attest that our management’s report is fairly stated or to express an opinion on the effectiveness of our internal controls, this could result in a loss of investor confidence in our financial reports, have an adverse effect on our stock price and/or subject us to sanctions or investigation by regulatory authorities.

Economic, political, military or other events in the United States could interfere with our success or operations and harm our business. We market and sell our products and services in the United States and abroad. The September 11, 2001 terrorist attacks disrupted commerce throughout the United States and other parts of the world. The continued threat of similar attacks throughout the world and the military action, or possible military action, taken by the United States and other nations, in Iraq or other countries may cause significant disruption to commerce throughout the world. To the extent that such disruptions further slow the global economy or, more particularly, result in delays or cancellations of purchase orders for our products or extends the sales cycles with potential customers, our business and results of operations could be materially adversely affected. We are unable to predict whether the threat of new attacks or the responses thereto will result in any long-term commercial disruptions or if such activities or responses will have a long-term material adverse effect on our business, results of operations or financial condition.

MARKET RISKS

Our common stock may be thinly traded, so you may be unable to sell at or near ask prices or at all if you need to sell your shares to raise money or otherwise desire to liquidate your shares. Prior to the Acquisition, our predecessor had no trading volume on the OTC Bulletin Board. Through this the Acquisition, CDC has essentially become public without the typical initial public offering procedures which usually include a large selling group of broker-dealers who may provide market support after going public. Thus, we will be required to undertake efforts to develop market recognition for us and support for our shares of common stock in the public market. The price and volume for our common stock that will develop cannot be assured.

The number of persons interested in purchasing our common stock at or near ask prices at any given time may be relatively small or non-existent. This situation may be attributable to a number of factors, including the fact that we are a small company which is relatively unknown to stock analysts, stock brokers, institutional investors and others in the investment community that generate or influence sales volume, and that even if we came to the attention of such persons, they tend to be risk-averse and would be reluctant to follow an unproven company such as ours or purchase or recommend the purchase of our shares until such time as we became more seasoned and viable. As a consequence, there may be periods of several days, weeks, months, or more when trading activity in our shares is minimal or non-existent, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. We cannot give you any assurance that a broader or more active public trading market for our common stock will develop or be sustained. While we are trading on the OTC Bulletin Board, the trading volume we will develop may be limited by the fact that many major institutional investment funds, including mutual funds, as well as individual investors follow a policy of not investing in Bulletin Board stocks and certain major brokerage firms restrict their brokers from recommending Bulletin Board stocks because they are considered speculative, volatile and thinly traded.

The application of the “penny stock” rules to our common stock could limit the trading and liquidity of the Common Stock, adversely affect the market price of our common stock and increase your transaction costs to sell those shares. As long as the trading price of our common stock is below $5 per share, the open-market trading of our common stock will be subject to the “penny stock” rules, unless we otherwise qualify for an exemption from the “penny stock” definition. The “penny stock” rules impose additional sales practice requirements on certain broker-dealers who sell securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 together with their spouse). These regulations, if they apply, require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the associated risks. Under these regulations, certain brokers who recommend such securities to persons other than established customers or certain accredited investors must make a special written suitability determination regarding such a purchaser and receive such purchaser’s written agreement to a transaction prior to sale. These regulations may have the effect of limiting the trading activity of our common stock, reducing the liquidity of an investment in our common stock and increasing the transaction costs for sales and purchases of our common stock as compared to other securities.

The market price for our common stock may be particularly volatile given our status as a relatively unknown company with a small and thinly traded public float and lack of history as a public company which could lead to wide fluctuations in our share price. The market for our common stock may be characterized by significant price volatility when compared to seasoned issuers, and we expect that our share price could continue to be more volatile than a seasoned issuer for the indefinite future. The potential volatility in our share price is attributable to a number of factors. First, as noted above, our shares of common stock may be sporadically and thinly traded. As a consequence of this lack of liquidity, the trading of relatively small quantities of shares by our stockholders may disproportionately influence the price of those shares in either direction. The price for our shares could, for example, decline precipitously in the event that a large number of our shares of common stock are sold on the market without commensurate demand, as compared to a seasoned issuer which could better absorb those sales without adverse impact on its share price. Many of these factors will be beyond our control and may decrease the market price of our common shares, regardless of our operating performance. We cannot make any predictions or projections as to what the prevailing market price for our common stock will be at any time.

In addition, the market price of our common stock could be subject to wide fluctuations in response to:

o	quarterly variations in our revenues and operating expenses;
o	announcements of new products or services by us;
o	fluctuations in interest rates;
o	significant sales of our common stock, including “short” sales;
o	the operating and stock price performance of other companies that investors may deem comparable to us; and
o	news reports relating to trends in our markets or general economic conditions.

The stock market, in general, and the market prices for penny stock companies in particular, have experienced volatility that often has been unrelated to the operating performance of such companies. These broad market and industry fluctuations may adversely affect the price of our stock, regardless of our operating performance.

Stockholders should be aware that, according to SEC Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include (1) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (2) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (3) boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (4) excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and (5) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequent investor losses. Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities. The occurrence of these patterns or practices could increase the volatility of our share price.

Limitations on director and officer liability and indemnification of our officers and directors by us may discourage stockholders from bringing suit against a director. Our articles of incorporation and bylaws provide, with certain exceptions as permitted by governing state law, that a director or officer shall not be personally liable to us or our stockholders for breach of fiduciary duty as a director, except for acts or omissions which involve intentional misconduct, fraud or knowing violation of law, or unlawful payments of dividends. These provisions may discourage stockholders from bringing suit against a director for breach of fiduciary duty and may reduce the likelihood of derivative litigation brought by stockholders on our behalf against a director. In addition, our articles of incorporation and bylaws may provide for mandatory indemnification of directors and officers to the fullest extent permitted by governing state law.

We do not expect to pay dividends for the foreseeable future, and we may never pay dividends. We currently intend to retain any future earnings to support the development and expansion of our business and do not anticipate paying cash dividends in the foreseeable future. Our payment of any future dividends will be at the discretion of our board of directors after taking into account various factors, including but not limited to our financial condition, operating results, cash needs, growth plans and the terms of any credit agreements that we may be a party to at the time. In addition, our ability to pay dividends on our common stock may be limited by state law. Accordingly, investors must rely on sales of their Common Stock after price appreciation, which may never occur, as the only way to realize their investment.

A single investor own or control at least 48% of our outstanding common stock, which may limit your ability and the ability of our other stockholders, whether acting alone or together, to propose or direct the management or overall direction of our Company. Additionally, this concentration of ownership could discourage or prevent a potential takeover of our Company that might otherwise result in shareholders receiving a premium over the market price for our shares. We estimate that approximately 48% of our outstanding shares of common stock is owned and controlled by a single investro stockholder. Such concentrated control of the Company may adversely affect the price of our common stock. Our principal stockholders may be able to control matters requiring approval by our stockholders, including the election of directors, mergers or other business combinations. Such concentrated control may also make it difficult for our stockholders to receive a premium for their shares of our common stock in the event we merge with a third party or enter into different transactions which require stockholder approval. These provisions could also limit the price that investors might be willing to pay in the future for shares of our common stock. Accordingly, the existing principal stockholders together with our directors and executive officers will have the power to control the election of our directors and the approval of actions for which the approval of our stockholders is required. If you acquire shares, you may have no effective voice in the management of the Company.

Future sales of our equity securities could put downward selling pressure on our securities, and adversely affect the stock price. There is a risk that this downward pressure may make it impossible for an investor to sell his securities at any reasonable price, if at all. Future sales of substantial amounts of our equity securities in the public market, or the perception that such sales could occur, could put downward selling pressure on our securities, and adversely affect the market price of our common stock.

DESCRIPTION OF PROPERTY

The Company’s headquarters is currently located at 20710 Lassen Street, Chatsworth, CA 91311. Our operations are located in an 14,500 square foot building which allows us to conduct our operations on site, including research and development, fabrication, processing and packaging.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

SECURITY OWNERSHIP OF BENEFICIAL OWNERSHIP AND MANAGEMENT PRIOR TO THE SECURITIES AGREEMENT

The following table sets forth, as of July 31, 2006, certain information regarding the ownership of the Company’s capital stock by the following persons on such date: each of the directors and executive officers, each person who is known to be a beneficial owner of more than 5% of any class of our voting stock, and all of our officers and directors as a group. Unless otherwise indicated below, to our knowledge, all persons listed below had sole voting and investing power with respect to their shares of capital stock, except to the extent authority was shared by spouses under applicable community property laws.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of our common stock subject to options, warrants or convertible securities exercisable or convertible within 60 days of July 31, 2006 were deemed outstanding for computing the percentage of the person or entity holding such options, warrants or convertible securities but are not deemed outstanding for computing the percentage of any other person, and was based upon the number of shares of the Common Stock issued and outstanding, as of July 31, 2006 which was 26,750,000 shares.

Title of Class	Name and Address Of Beneficial Owners (1)	Amount and Nature Of Beneficial Ownership	Percent Of Class
Common Stock	Slavko Bebek	2,500,000	42.87%
Common Stock	Maryna Bilynaska	2,500,000	42.87%
	All officers and directors as a group (2 persons)		85.7%

(1)	Unless otherwise noted, the address for each of the named beneficial owners and directors and officers is 1020 Harwood St., #1201, Vancouver, BC, Canada V6E4R1.

SECURITY OWNERSHIP OF BENEFICIAL OWNERSHIP AND MANAGEMENT AFTER THE CLOSING OF THE PURCHASE AGREEMENT

The following table sets forth information with respect to the beneficial ownership of the outstanding shares of Company’s capital stock immediately following the Purchase by (i) each person known by Registrant who will beneficially own five percent (5%) or more of the outstanding shares; (ii) the officers who will take office as of the effective date of the Purchase; (iii) directors as of the effective date of the Purchase and director nominees who will take office as soon as the appropriate information statement can be mailed to the stockholders of registrant and the accompanying waiting period passes and (iv) all the aforementioned officers and directors as a group.

Title of Class	Name and Address Of Beneficial Owners (1)	Amount and Nature Of Beneficial Ownership	Percent Of Class (3)
Common Stock	Sidney L. Anderson(4)	5,000,000	17,39%
Common Stock	William H. Moothart(2)	76,923	*
Common Stock	Gregory A. Nihon(2)	0	*
Common Stock	Kerry Stirton(2)	0	*
Common Stock	J. Stewart Asbury(7)	150,000	*
Common Stock	Clayton E. Woodrum(5)	680,000	2.49%
Common Stock	Iain Drummond (2)	0	*
Common Stock	Francis Mailhot(6)	1,690,000	6.1%
Common Stock	Cypress Advisors	1,500,000	5.6%
Common Stock	Caramat Ltd. (8)	3,000,000	10.81%
Common Stock	Vision Opportunity Master Fund Ltd. (9)	15,360,000	48.3%
Common Stock	McCorkell Investment Company LLC (10)	1,500,000	5.5%
Common Stock	Ashcrete Research & Development, LLC (11)	1,800,000	6.58%
Common Stock	Nite Capital (11)	1,800,000	6.58%
	All officers, directors and director nominees as a group (7 persons)	5,906,923	20.12%

(1)
Unless otherwise noted, the address for each of the named beneficial owners is: 20710 Lassen Street, Chatsworth, CA 91311. Unless otherwise indicated, beneficial ownership is determined in accordance with Rule 13d-3 promulgated under the Exchange Act and generally includes voting and/or investment power with respect to securities. Shares of common stock subject to options or warrants that are currently exercisable or exercisable within sixty days of August 7, 2006 are deemed to be beneficially owned by the person holding such options or warrants for the purpose of computing the percentage of ownership set forth in the above table, unless otherwise indicated.

(2)
Such persons are director nominees that the directors of Registrant have elected to the Board of Directors which appointment shall be effective upon compliance with Rule 14f1 of the Securities and Exchange Act of 1934.

(3)	The calculations of percentage of beneficial ownership are based on 26,675,000 shares of common stock outstanding as of July 31, 2006.

(4)	Includes 2,000,000 shares underlying options exercisable at $0.30 per share.

(5)	Includes 500,000 shares underlying options exercisable at $0.30 per share; and a warrant to purchase 60,000 shares at $.30 per share.

(6)	Includes 900,000 shares underlying options exercisable at $0.30 per share.

(7)	Includes 50,000 shares underlying options exercisable at $0.30 per share.

(8)	Includes 1,000,000 shares underlying options exercisable at $0.30 per share.

(9)	Includes 5,120,000 shares underlying options exercisable at $0.30 per share.

(10)	Includes 500,000 shares underlying options exercisable at $0.30 per share.

(11)	Includes 600,000 shares underlying options exercisable at $0.30 per share.

* less than one percent

DIRECTORS AND EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS-

APPOINTMENT OF NEW OFFICERS AND DIRECTORS

In connection with the Purchase Agreement, effective August 7, 2006, Slavko Bebek resigned as Chief Executive Officer, Chief Financial Officer but remained a Director of the Company subject to a resignation to take effect on the tenth day following the mailing of the 14f1 to shareholders of Registrant and Maryna Bilynska resigned as Secretary and Director. On August 7, 2006, the Mr. Bebek as sole director appointed J. Stewart Asbury III as Chief Executive Officer, Clayton E. Woodrum as Chief Financial Officer and appointed Sidney L. Anderson to serve as Chairman of the Board of Directors.

Our existing board of directors has the authority to appoint new directors of the Company, subject to Section 14f1 of the Securities Act of 1934 which requires that if a change in control of the board occurs, such change of control is not effective until 10 days after mailing a written notice of such change in control to all shareholders. The Company intends to prepare and mail such notice promptly after filing this Form 8-K. The persons so appointed to the Board of Directors are: William H. Moothart, Gregory A. Nihon, Iain Drummond and Kerry Stirton. Information regarding these Director nominees are included in this Form 8-K.

The following tables summarize the Company's current executive officers and directors and the proposed executive officers and directors of the Company:

Name	Age	Position
Sidney L. Anderson	59	Chairman of the Board and Executive Director
William H. Moothart	71	Director Nominee
Gregory A. Nihon	30	Director Nominee
Kerry Stirton	42	Director Nominee
J. Stewart Asbury III	58	Chief Executive Officer
Clayton Woodrum	66	Chief Financial Officer
Iain Drummond	36	Director Nominee

Sidney L. Anderson. Mr. Anderson was appointed Chairman of our Board of Directors upon closing of the Purchase. Mr. Anderson began his professional career with Peat, Marwick, Mitchell & Co., (currently KPMG) in Tulsa, OK where he was employed for over five years in the firm’s tax department leaving in December 1977 as a Tax Manager. After leaving public accounting, Mr. Anderson practiced law for five years and was a Partner with the law firm of Pray, Walker, Jackman, Williamson & Marlar in Tulsa, OK. In 1981, Mr. Anderson founded Pan Western Energy Corporation, a small publicly traded oil and gas exploration and production company, where he served as the company’s President and Chief Executive Officer and Chairman of its Board of Directors for nineteen years until the company was sold October 1, 2000. Since that time, Mr. Anderson has consulted with a number of companies on financial and business matters. Mr. Anderson received his undergraduate degree in Business Administration from the University of Oklahoma in 1969 and his Juris Doctorate degree from the University of Oklahoma in 1972. He was admitted to practice law in Oklahoma in 1972 and received his Certified Public Accountant certificate in 1975. Mr. Anderson has served on the board of numerous civic and academic organizations as well as public trust authorities including the board of trustees of Oklahoma State University - Tulsa and the University of Tulsa College of Business Administration Executive Advisory Board. Mr. Anderson has also served as a trustee of the Tulsa Industrial Authority and the University Center at Tulsa Trust Authority. Mr. Anderson currently serves on the Economic Development Commission for the City of Tulsa. Mr. Anderson is also a director of Health Science Group, Inc. (OTC:BB “HESG”) and is chairman of the board’s audit committee. In addition, Mr. Anderson served in the United States Army Reserve (Captain) from 1971 through 1986 and is a member of the National Eagle Scout Association.

William H. Moothart. Although Mr. Moothart has been nominated to our board, and will begin service upon our compliance with Rule 14f1, Mr. Moothart has been Chairman, President, Treasurer and principal shareholder of our operating subsidiary, CDC since its inception in 1971. Prior to that time, Mr. Moothart was Director of Engineering for Whittaker Corporation from 1967 to 1971, Director of Litton Data Systems Division from 1962 to 1967, and a First Lieutenant in the United States Air Force assigned to the Air Research & Development Command. Mr. Moothart received his Bachelor of Science Mechanical Engineering degree from Loyola University in 1956 and did graduate work in Electrical Engineering at both Ohio State University and UCLA.

Gregory A Nihon. Mr. Nihon was appointed to our Board as of the closing of the Purchase and the appointment will be effective upon our compliance with Rule 14f1. Mr. Nihon began his professional career with Banc of America Securities in New York where he was employed in the firm's Corporate and Investment Banking Division. Mr. Nihon later joined Morgan Stanley's London office, where he worked on pan-European investment banking and private equity transactions in the real estate sector. His transaction and product experience includes public equity, private equity fund placements, high yield, securitization, convertible debt offerings, M&A, and principal investments. Mr. Nihon later left the financial services industry to work as director of business development for NYSE-traded Lionsgate Entertainment, an independent film studio based in Santa Monica, CA. At Lionsgate Mr. Nihon handled an array of capital markets and financial reporting and controls responsibilities; he also ran "greenlight" models for individual film investments and sourced third-party production finance. In 2005, Mr. Nihon joined Nihon Global Partners, a family-office style investment firm and merchant bank, where he serves as a Managing Director. Mr. Nihon received his Bachelor of Arts degree from Columbia University and his Masters in Business Administration degree from the Harvard Business School.

Kerry Stirton. Mr. Stirton was appointed to our Board as of the closing of the Purchase and the appointment will be effective upon our compliance with Rule 14f1. Mr. Stirton is currently Managing Director of Stellation Asset Management, a public equity investment management firm with a global fund of fund product. Kerry Stirton has been in the investment management sector for nearly ten years; including extensive hedge fund and direct investment experience. Most recently he was with Goldman Sachs, in the Global Equities Proprietary Trading Group. This experience provided a unique vantage point from which to observe the dynamics of different trading strategies across a wide set of styles and asset classes. His particular trading group used a combined global macro and fundamental equity research approach. Prior to Goldman, he was the Senior Research Analyst for the U.S. Multi-Industry Sector at Sanford C. Bernstein, the research subsidiary of Alliance Capital. His company research covered the most industry sectors of the analysts at Bernstein, and was ranked #1 by the Greenwich Survey of Institutional Investors. With over 100 hedge fund clients around the world, and more than 300 institutional investor clients, Mr. Stirton worked closely with a substantial array of different trading and investment styles. Again, the opportunity to assess various investment approaches, and to ascertain the psychological bents of various forms of investor at different points in a sector’s investment cycle, remains a valuable backdrop to his fund of fund responsibilities. Mr. Stirton’s earlier direct investment experience includes energy commodity trading at Louis Dreyfus Energy and US equity investing with CT Investment Management, where he ran a $300 million US trust portfolio and was investment analyst for the $1.6 billion US Equity portfolio - a top performer across the US mutual fund industry. Prior to his investment career, Mr. Stirton was a corporate strategy and valuation consultant, including 5 years at McKinsey & Co., where he worked in the manufacturing and investment management sectors. He earned law degrees from Harvard Law School and Oxford University, and holds a degree in Politics and Economics from the University of Toronto. Mr. Stirton was a Teaching Fellow at Harvard College, and a Rhodes Scholar.

J. Stewart Asbury III. Mr. Asbury was appointed as our Chief Executive Officer at the closing of the Purchase. Mr. Asbury began his professional career with Arthur Andersen and company in Atlanta, Georgia. While with Arthur Andersen, Mr. Asbury was a Senior Consultant in the firm’s consulting division which is now Accenture. His responsibilities primarily consisted of designing and implementing management and process systems. In 1980, Mr. Asbury joined Byers Engineering in Atlanta, Georgia where he was employed as Division Manager and was responsible for the creation of Byers’ Geographical Information Systems products and markets. During his tenure as Division Manager, the division grew from $900,000 in annual revenues to $18.0 million in annual revenues and employed over 500 people. In 1990, Mr. Asbury became Vice President of Byers Engineering and was responsible for the implementation of the company’s Seibel sales tracking and management system. In 1998, Mr. Asbury became Senior Vice President of SpatialAge Solutions, a division of Byers Engineering focused on the GIS software products business. In 2001, he became President of SpatialAge Solutions and served in that capacity until 2005. Mr. Asbury received his BA in Psychology from the University of Georgia in 1969 and his MBA in Management Policy and Systems from the University of Georgia in 1978. He has served on the Board of Directors of the Geospatial Information and Technology Association and is a former President of that organization. From 1970 through 1974, Mr. Asbury served in the United States Air Force.

Clayton E. Woodrum. Mr. Woodrum was appointed Chief Financial Officer at closing of the Purchase. After graduating from Kansas State University, Pittsburg, Kansas, with a BSBA in Accounting, Mr. Woodrum began his professional career with Peat, Marwick, Mitchell & Co. (now KPMG) in the firm’s Tulsa, Oklahoma office where he was employed from 1965 to 1975 in the tax department. During his tenure at Peat Marwick, Mr. Woodrum became a partner and was Partner-in-Charge of the Tulsa Tax Department from 1973 through 1975. In 1975, Mr. Woodrum joined BancOklahoma Corporation and Bank of Oklahoma as Chief Financial Officer where he served in that capacity until 1980. In 1980, Mr. Woodrum returned to Peat Marwick Mitchell & Co. as Partner-in-Charge of the Tulsa Tax Department and the firm’s Financial Institutions Tax Practice. In 1984, Mr. Woodrum became senior partner in the Tulsa, Oklahoma based accounting firm of Woodrum, Kemendo, Tate & Cuite, PLLC. Mr. Woodrum also has financial interests in Computer Data Litigation Services, LLC, which provides litigation support related to the analysis of electronically stored data, and, First Capital Management, LLC, which is a Registered Investment Advisor and provides investment advice to clients. In addition to his Certified Public Accountant’s license, Mr. Woodrum is also a Certified Valuation Analyst and Investment Advisor Representative. Mr. Woodrum has served on numerous boards and trust authorities including the Tulsa Industrial Authority, University Center at Tulsa Foundation and the Hillcrest Medical Center Foundation. Mr. Woodrum is currently a director of Arena Resources, Inc.  ARD is listed on the American Stock Exchange.  Mr. Woodrum is Chairman of the Audit Committee and Compensation Committee of ARD.

Iain Drummond. Mr. Drummond was appointed to our Board as of the closing of the Purchase and the appointment will be effective upon our compliance with Rule 14f1. Mr. Drummond began his professional career with Novera Optics, a telecom component start up company, where he was employed in the company’s business development division. Mr. Drummond later joined Marketing Harmonic, Inc. as a group head in the broadband access networks division. During his tenure with Marketing Harmonic, Inc., Mr. Drummond became the Interim President of the company’s broadband access networks division. Mr. Drummond received his Bachelor of Science in Optics from the University of Rochester in 1992, his Masters in Applied Physics from Yale in 1998, and his Masters in Business Administration from Chicago School of Business in 2001.

EXECUTIVE COMPENSATION

None of our executive officers of Registrant prior to the Purchase received compensation in excess of $100,000 for the fiscal years ended December 31, 2005, 2004 or 2003, respectively. Slavka Bebek and Maryna Bilvnaska did not receive compensation for their positions as officers of the Company from the Registrant.

CDC SUMMARY COMPENSATION TABLE

					LONG TERM COMPENSATION
		ANNUAL COMPENSATION			AWARDS		PAYOUTS
Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Other Annual Compensation ($)(2)	Restricted Stock Awards ($)	Securities Underlying Options/SARs	LTIP Payout ($)	All Other Compensation ($)
William Moothart	2003 2004 2005	189,228 189,228 182,228	336,000 157,484 92,309	903,384
Hannes G. Boehm	2003 2004 2005	134,004 134,004 134,004	140,000 66,680 19,231	188,205
Frank Leftkowitz	2003 2004 2005	157,404 157,404 157,404	308,000 144,053 84,615	828,103
C. Bohman	2003 2004 2005	157,404 157,404 157,404	308,000 144,053 84,615	828,103

(1) CDC was a Subchapter S corporation prior to the Purchase. All bonuses were paid to cover income taxes of these employee shareholders.
(2) CDC owned its building; the building was sold in 2005 and this compensation represents bonus payment to employee shareholders from proceeds on the sale.

STOCK OPTION GRANTS AND EXERCISES

For the fiscal year ended December 31, 2005, neither the Company nor CDC issued any options to any officers, employees or directors.

EMPLOYMENT AGREEMENTS, TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS FOR CDC

Neither the Company nor CDC had any such arrangement in the past three years. At the closing of the Purchase, the Company entered into the following compensation arrangements:

Asbury Agreement: Mr. Asbury has been retained as the Chief Executive Officer of CDC for a three year term at a salary of $215,000 per year. In addition, he will be paid a $3,000 monthly housing allowance for his first six months of employment and a $1,000 per month auto allowance for the term. In addition, he was granted an option to purchase 1,000,000 shares of our common stock at $0.30 per share which vest equally over the 36 month term. If Mr. Asbury is terminated without cause, he will receive the greater of $60,000 or the balance of his salary for the remainder of the term and all unvested options will vest immediately.

Woodrum Agreement: Mr. Woodrum has been engaged as a consultant to serve as the Chief Financial Officer of CDC for a term of one year at a salary of $8,000 per month. In addition, he was granted an option to purchase 500,000 shares of our common stock at $0.30 per share which are fully vested on grant. This agreement is terminable upon 30 days notice by either party.

Anderson Agreement: Mr. Anderson has been engaged as our Chairman of the Board of Directors, Executive Director, and consultant for compensation of $8,000 per month. Mr. Anderson will be reimbursed for expenses in connection with his work in connection with the Purchase which expenses are estimated to be $205,000. In consideration for executing this consulting agreement, Mr. Anderson was granted 2,000,000 shares of our common stock. Mr. Anderson shall not receive other compensation for such services as a director of the Company. In addition, the consulting agreement includes an option to purchase 2,000,000 shares of our common stock at $0.30 per share which were fully vested upon grant. If Mr. Anderson participates in locating future acquisitions which are completed by the Company, he will receive 2.5% of the total consideration paid by the Company in such transaction, payable in stock or cash at the Company’s election. The agreement provides that even if Mr. Anderson is no longer serving as a Director, he will remain as a consultant at the foregoing rate of pay until July 2008.

COMPENSATION OF DIRECTORS

During the year ended December 31, 2005, the directors of Registrant did not receive any compensation for services as directors. The directors of CDC did not receive any separate compensation for their duties as directors during the year ended December 31, 2005.

We intend to adopt a director compensation policy for directors which will include compensation on a per meeting basis on upon appointment which will likely be a combination of cash compensation and stock options.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Sidney Anderson.  Mr..Anderson has requested reimbursement of approximately $205,000 of expenses for his activities prior to Closing; these funds will be reimbursed when the Company has the funds to do so. He also received 2,000,000 shares of our common stock for his execution of the Consulting Agreement under which he will provide services as the Chairman of our Board of Directors. He also received 1,000,000 shares of our common stock as part of compensation provided to a group which provided services, Chatsworth Acquisition Group.

DESCRIPTION OF SECURITIES

GENERAL

Our Company’s Articles of Incorporation provide for authority to issue 100,000,000 shares of Common Stock with a par value of $0.00001 per Share. Immediately after the Purchase, the capitalization of our Company consisted of 100,000,000 shares of authorized Common Stock with 26,750,000 shares of Common Stock issued.

COMMON STOCK

The holders of the Common Stock are entitled to receive dividends when and as declared by the Board of Directors, out of funds legally available therefore. The Company has not paid cash dividends in the past and does not expect to pay any within the foreseeable future since any earnings are expected to be reinvested in the Company. In the event of liquidation, dissolution or winding up of the Company, either voluntarily or involuntarily, each outstanding share of the Common Stock is entitled to share equally in the Company's assets. Each outstanding share of the Common Stock is entitled to equal voting rights, consisting of one vote per share.

WARRANTS

Each Investor in the SPA received warrants to purchase one-half of the shares purchased at an exercise price of $0.30 per share for a total of 8,710,000 warrants. In addition, the Company issued 1,000,000 warrants at the same exercise price to a consultant who provided services in the Purchase. The Company also issued a warrant to purchase 103,000 shares at $.01 per share to a service provider at Closing.

OPTIONS

The Company intends to adopt an equity incentive plan for its officers, directors and consultants. The Company’s employment and consulting agreements include option grants to come from the Company’s future plan. If no plan is adopted by October 1, 2006, then the options will be issued as individual option agreements. A total of 3,500,000 options to purchase common stock at $.30 a share will be issued pursuant to these agreements.

MARKET PRICE OF AND DIVIDENDS ON COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock is not listed on any stock exchange. The common stock is traded over-the-counter on the Over-the-Counter Electronic Bulletin Board under the symbol "AAML". However, the business of the Registrant was not the business we will pursue after the Purchase and we do not believe the prior stock price information is relevant. Prior to the Closing, as of July 31, 2006, there were approximately 30 stockholders of record of our common stock.

DIVIDENDS

We have never paid any dividends on the Common Stock. We currently anticipate that any future earnings will be retained for the development of our business and do not anticipate paying any dividends on the Common Stock in the foreseeable future.

TRANSFER AGENT

Our transfer agent is Pacific Stock Transfer Company.

LEGAL PROCEEDINGS

From time to time, we may be involved in litigation or other business disputes including patent infringement, defamation and unfair competition. The Company’s management is not aware of any material legal proceedings pending against the Company.

RECENT SALES OF UNREGISTERED SECURITIES

Pursuant to the SPA entered into by the Company on one hand, and a group of investors on the other hand, the Company issued 17,600,000 shares of the Company’s Common Stock and 8,800,000 warrants to purchase shares of common stock at $.030 per share. The issuance of securities to the investors pursuant to the SPA was exempt from registration under the Securities Act pursuant to Section 4(2) and/or Regulation D thereof. We made this determination based on the representations of the investors which included, in pertinent part, that such shareholders were "accredited investors" within the meaning of Rule 501 of Regulation D promulgated under the Securities Act and that such shareholders were acquiring our common stock, for investment purposes for their own respective accounts and not as nominees or agents, and not with a view to the resale or distribution thereof, and that each person understood that the shares of our common stock may not be sold or otherwise disposed of without registration under the Securities Act or an applicable exemption therefrom.

Pursuant to our purchase of all of the outstanding stock of CDC, we issued a total of 250,000 shares to the former shareholders of CDC valued at $60,000.

Pursuant to a Consulting Agreement, we issued 2,000,000 shares and 2,000,000 options to purchase common stock at $0.30 per share to our Chairman of the Board of Directors for services valued at $500,000 ($480,000 for shares and $20,000 for options).

Pursuant to a services agreement, we issued a warrant to purchase 1,000,000 shares at $0.30 per share valued at $10,000.

Pursuant to a service agreement we issued 300,000 shares and a warrant to purchase 103,000 shares at $0.01 per share valued at $3,000.

Pursuant to a service agreement we issued 1,500,000 shares valued at $360,000.

Pursuant to a services agreement, we issued 1,700,000 shares valued at $408,000.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Registrant’s By-Laws and Nevada Revised Statutes, Chapter 78 provide for limitation of liability and/or indemnification of the Registrant’s directors and officers in a variety of circumstances, which may include liabilities under the Securities Act. The Company may purchase or maintain insurance or make other financial arrangements on behalf of any person who is or was a Director, officer, employee, or agent of the Company, or is or was serving at the request of the Company as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise asserted against him in his capacity as Director, officer, employee or agent, or arising of his status as such, whether or not the Company has the authority to indemnify him against such liability or expense.

The Company shall indemnify all of its officers and Directors, past, present, and future against any and all expenses incurred by them, and each of them, including but not limited to, legal fees, judgments and penalties which may be incurred, rendered or levied in any legal action or administrative proceeding brought against them for any act or omission alleged to have been committed while acting within the scope of their duties as officers or Directors of the Company. The expenses of officers and Directors incurred and in advance of final disposition of the action or proceeding upon receipt of an undertaking by or on behalf of the officer or Director to repay the amount if it is ultimately determined by a court of competent jurisdiction that he/she is not entitled to be indemnified by the Company. Such right of indemnification shall not be exclusive of any other rights of indemnification, which the officers and Directors may have or hereafter acquire. Without limitation of the foregoing, the Board of Directors may adopt by-laws from time to time to provide the fullest indemnification permitted.

Item 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

See Recent Sales of Unregistered Securities.

Item 5.01 CHANGES IN CONTROL OF REGISTRANT

Under the SPA, the Registrant issued 17,420,000 shares of its common stock and 8,710,000 warrants to issue shares of its common stock. The shares issued equaled at least 73.9% of the outstanding shares of the Registrant’s common stock. The closing of this transaction occurred on August 7, 2006 (the “Closing Date”).

The directors of the Registrant have approved the SPA Agreement and the transactions contemplated thereunder. As a result of this transaction, the Investors acquired control of the Company because the purchased securities entitle the Investors to hold approximately 75% or the majority number of voting shares of the Company. As a result of this change in change in control, Slavko Bebek resigned as the Company’s Chief Executive Officer and Chief Financial Officer. Maryna Bilynaska resigned all offices held and her position as director. Mr. Bebek, as the Company’s sole remaining member of the Board, appointed J. Stewart Asbury as the Company’s Chief Executive Officer, and Clayton E. Woodrum as the Company’s Chief Financial Officer and appointed Sidney L. Anderson as Chairman of the Board. The Board consisting of Mr. Anderson and Bebek then nominated William H. Moothart, Gregory A Nihon, Iain Drummond and Kerry Stirton as Directors. Their appointment will be effective upon our compliance with Rule 14f1. Mr. Bebek has provided a resignation to be effective upon the effectiveness of the appointment of the new Board members

Item 5.02	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

(a) Resignation of Director

Effective August 7, 2006, Ms Bilynska resigned from the board of directors of the Registrant. There were no disagreements between her and any officer or director of the Registrant. The Registrant provided a copy of the disclosures it is making in response to this Item 5.02 to her and informed her that she may furnish the Registrant as promptly as possible with a letter stating whether she agrees or disagrees with the disclosures made in response to this Item 5.02, and that if she disagrees, then the Registrant requests that she provide the respects in which she does not agree with the disclosures. The Registrant will file any letter received from her as an exhibit to an amendment to this current report on Form 8-K within two business days after receipt by the Registrant.

(b) Resignation of Officers

Effective August 7, 2006, Bebek resigned as the Chief Executive Officer and Chief Financial Officer of the Registrant, and Bilynska resigned as Secretary.

(c) Appointment of Directors

Effective August 7, 2006, Mr. Sidney L. Anderson was appointed to Registrant’s Board of Directors. The Board has nominated William H. Moothart, Gregory A Nihon, Kerry Stirton and Iain Drummond to the Registrant’s Board of Directors and they will begin their service as directors as soon as we comply with Rule 14f1.

Descriptions of the newly appointed directors and officers can be found in Item 2.01 above, in the section titled “DIRECTORS AND EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS.”

(d) Appointment of Chief Executive Officer and Chief Financial Officer

Effective August 7,  2006, Mr. J. Stewart Asbury was appointed as Chief Executive Officer of the Registrant.
Effective August 7,  2006, Mr. Clayton E. Woodrum was appointed as the Chief Financial Officer of the Registrant. Mr. Asbury and Mr. Woodrum have no family relationships with any of the Company’s other executive officers or directors. Any related party transactions involving Mr. Asbury and Mr. Woodrum are described in Item 2.01 above.

Item 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS

In connection with the Purchase Agreement, the Company adopted amended and restated bylaws.

Item 5.06 CHANGE IN SHELL COMPANY STATUS

Under the Purchase Agreement by and between Registrant on one hand and Target and its shareholders on the other hand, on the Closing Date, the Registrant purchased substantially all of the stock of Target for approximately $4,000,000 in cash, notes payable totaling $2,000,000 and the issuance of 250,000 shares of common stock valued in total at $60,000. The funds used by Registrant to close the Purchase Agreement were received from the Investors upon Closing of the SPA described in Item 1.01 above. The closing of this transaction occurred on August 7, 2006. Prior to the transaction, the Registrant was an exploration company. That business generated no revenue for the Registrant. From and after the closing, the Registrant’s operations will consist of the operations of Target.

Item 9.01    FINANCIAL STATEMENT AND EXHIBITS

(a)  Financial Statements of Business Acquired

The financial statements of Chatsworth Data Corporation for the years ended December 31, 2005 and December 31, 2004 and the unaudited financial statements for the quarter ended March 31, 2006 are incorporated herein by reference to Exhibit 99.2 and Exhibit 99.3 to this Current Report.

(b)  Unaudited Pro Forma Financial Statements

The unaudited pro forma financial statements are incorporated herein by reference to Exhibit 99.4 to this Current Report.
[Missing Graphic Reference]

(c) INDEX TO EXHIBITS.

Exhibit Number	Description

3.1	Articles of Incorporation of Registrant as filed with the State of Nevada (2)
3.2	Restated Bylaws of Registrant (1)
4.1	Form of Investor Warrant (1)
4.2	Form of Consultant Warrant (1)
10.1	Form of Common Stock and Warrant Purchase Agreement by and between Registrant and investors dated July 31, 2006. (1)
10.2	Form of Investor Rights Agreement by and between Registrant and investors dated July 31, 2006. (1)
10.3	Employment Agreement by and between Registrant and J. Stewart Asbury III dated July 31, 2006. (1)
10.4	Consulting Agreement by and between Registrant and Sidney Anderson dated July 31, 2006.(1)
10.5	Form of Promissory Note issued to CDC stockholders(1)
10.6	Consulting Agreement by and between Registrant and Clayton Woodrum.(1)
10.7	Stock Acquisition Agreement for shares of CDC (1)
10.8	Consulting Agreement with Eurocatylst (1)
10.9	Consulting Agreement with Cypress (1)
99.1
Director’s and Officer’s Letter of Resignation by Maryna Bilynska and Officer’s Letter of Resignation and Conditional Director’s Resignation from Slavko Bebek to the Board of Directors of Registrant (1)

99.2	Financial statements of Chatsworth Data Corporation for the years ended December 31, 2005 and December 31, 2004(1)
99.3	Unaudited financial statements of Chatsworth Data Corporation for the quarter ended March 31, 2006(1)
99.4
Unaudited pro forma balance sheet as of December 31, 2005 and March 31, 2006 and unaudited pro forma Statement of Operations for the fiscal year ended December 31, 2005 and the quarter ended March 31, 2006. (1)

(1) Filed herewith.
(2) Incorporated by reference to Registrant’s filing of a registration statement on Form SB-2 on March 12, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 10, 2006

	By:	/s/ J. Stewart Asbury III
J. Stewart Asbury III